February 27, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Babson Funds, being comprised of Babson Enterprise Fund, Inc.
(Commission File Number 2-85791), Babson Enterprise
Fund II, Inc. (Commission File Number 33-39321),
David L. Babson Growth Fund, Inc.
(Commission File Number 2-15530), Shadow Stock
Fund, Inc. (Commission File Number 33-15074),
Babson Value Fund, Inc. (Commission File Number 2-93363),
Babson-Stewart Ivory International Fund, Inc.
(Commission File Number 33-17762), D.L. Babson
Money Market Fund, Inc. (Commission File Number 2-65761), and D.L. Babson Tax-Free Income Fund, Inc.
(Commission File Number 2-65489), and D.L. Babson
Bond Trust (Commission File Number 2-10002)
(copy attached), which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR, as part of the Company's Form
N-SAR report dated February 27, 2004. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,



PricewaterhouseCoopers LLP









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PricewaterhouseCoopers LLP
Suite 1300
650 Third Ave. S.
Minneapolis MN 55402
Telephone (612) 596 6000
Facsimile (612) 373 7160
Direct phone 612-596-6333